SHARE EXCHANGE AGREEMENT

THIS AGREEMENT is made effective as of the 1st day of April, 2007

AMONG:

SWAV ENTERPRISES LTD., a Nevada corporation, with an office at 168 –
919 Centre Street NW, Calgary, Alberta

(“Pubco”)

AND:

SWAV HOLDINGS INC., an Alberta corporation with a registered office at
168 – 919 Centre Street NW, Calgary, Alberta

(“Priveco”)

AND:

THE UNDERSIGNED SHAREHOLDERS OF PRIVECO AS LISTED ON
SCHEDULE 1 ATTACHED HERETO

(the “Selling Shareholders”)

WHEREAS:

A.      The parties hereto wish to enter this Share Exchange Agreement whereby Pubco will issue 2,900,000 shares of common stock in the capital of Pubco for all of the issued and outstanding shares of Priveco to the shareholders of Priveco on the basis of 6,000.04 shares of Pubco for every one share of Priveco; and

B.      Upon the terms and subject to the conditions set forth in this Agreement, the Selling Shareholders have agreed to sell all of the issued and outstanding common shares of Priveco held by the Selling Shareholders to Pubco in exchange for common shares of Pubco.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree each with the other as follows:

1.      DEFINITIONS

1.1      Definitions. The following terms have the following meanings, unless the context indicates otherwise:

(a)	“Agreement” shall mean this Agreement, and all the exhibits, schedules and other documents attached to or referred to in this Agreement, and all amendments and supplements, if any, to this Agreement;

(b)

“Closing” shall mean the completion of the Transaction, in accordance with Section 5 hereof, at which time the Closing Documents shall be exchanged by the parties, except for those documents or other items specifically required to be exchanged at a later time;

(c)	“Closing Date” shall mean April 1, 2007, or a date mutually agreed upon by the parties hereto in writing and in accordance with Section 5;

(d)	“Closing Documents” shall mean the papers, instruments and documents required to be executed and delivered at the Closing pursuant to this Agreement;

(e)	“Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended;

(f)	“GAAP” shall mean United States generally accepted accounting principles applied in a manner consistent with prior periods;

(g)	“Priveco” shall have the meaning ascribed to it in the preamble to this Agreement;

(h)

“Priveco Shares” shall mean the 483.33 shares of Class “A” Voting Common Stock held by the Selling Shareholders, being all of the issued and outstanding common shares of Priveco beneficially held, either directly or indirectly, by the Selling Shareholders;

(i)	“Pubco” shall have the meaning ascribed to it in the preamble to this Agreement;

(j)	“Pubco Shares” shall mean those 2,900,000 fully paid and non-assessable common shares of Pubco to be issued to the Selling Shareholders by Pubco on the Closing Date;

(k)	“SEC” shall mean the United States Securities and Exchange Commission;

(l)	“Selling Shareholders” shall have the meaning ascribed to it in the preamble to this Agreement;

(m)

“Taxes” shall include international, federal, state, provincial and local income taxes, capital gains tax, value-added taxes, franchise, personal property and real property taxes, levies, assessments, tariffs, duties (including any customs duty), business license or other fees, sales, use and any other taxes relating to the assets of the designated party or the business of the designated party for all periods up to and including the Closing Date, together with any related charge or amount, including interest, fines, penalties and additions to tax, if any, arising out of tax assessments; and

(n)	“Transaction” shall mean the purchase of the Priveco Shares by Pubco from the Selling Shareholders in consideration for the issuance of the Pubco Shares.

1.2      Schedules. The following schedules are attached to and form part of this Agreement:

Schedule 1	-	List of Selling Shareholders
Schedule 2	-	Certificate of Canadian or Non-U.S. Selling Shareholder

1.3      Currency. All dollar amounts referred to in this Agreement are in United States funds, unless expressly stated otherwise.

2.      AGREEMENT OF PURCHASE AND SALE OF SHARES

2.1      Agreement of Purchase and Sale of Shares. Subject to the terms and conditions of this Agreement, the Selling Shareholders hereby covenant and agree to sell, assign and transfer to Pubco, and Pubco hereby covenants and agrees to purchase from the Selling Shareholders all of the Priveco Shares held by the Selling Shareholders.

2.2      Consideration. As consideration for the sale of the Priveco Shares by the Selling Shareholders, Pubco shall allot and issue the Pubco Shares to the Selling Shareholders in the amount set out opposite each Selling Shareholder’s name in Schedule 1 on the basis of 6,000.04 Pubco Shares for each one Priveco Share held by each Selling Shareholder. The Selling Shareholders acknowledge and agree that the Pubco Shares are being issued pursuant to a safe harbor from the prospectus and registration requirements of the United States Securities Act of 1933 (the “1933 Act”). The Selling Shareholders agree to abide by all applicable resale restrictions and hold periods imposed by all applicable securities legislation. All certificates representing the Pubco Shares issued on Closing will be endorsed with the following legend pursuant to the 1933 Act in order to reflect the fact that the Pubco Shares are restricted securities and will be issued to the Selling Shareholders pursuant to a safe harbor from the registration requirements of the 1933 Act:

“NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.”

Each Selling Shareholder agrees to fill in and execute Schedule 2, as a Canadian resident, and agrees that the representations set out in such schedule as executed by the Selling Shareholders will be true and correct as of the Closing Date.

2.3      Share Exchange Procedure. On Closing, each Selling Shareholder will exchange his, her or its certificate representing the Priveco Shares by delivering such certificate to Pubco duly executed and endorsed in blank (or accompanied by duly executed stock powers duly endorsed in blank), in each case in proper form for transfer, with signatures guaranteed, and, if applicable, with all stock transfer and any other required documentary stamps affixed thereto and with appropriate instructions to allow the transfer agent to issue certificates for the Pubco Shares to the holder thereof together with a filled in and executed Schedule 2.

2.4      Fractional Shares. Notwithstanding any other provision of this Agreement, no certificate for fractional shares of the Pubco Shares will be issued in the Transaction. In lieu of any such fractional shares, if any of the Selling Shareholders would otherwise be entitled to receive a fraction of a share of the Pubco Shares upon surrender of certificates representing the Priveco Shares for exchange pursuant to this Agreement, the Selling Shareholders will be entitled to receive from Pubco a stock certificate representing the nearest whole number of Pubco Shares.

2.5      Restricted Shares. The Selling Shareholders acknowledge that the Pubco Shares issued pursuant to the terms and conditions set forth in this Agreement will have such hold periods as are required under applicable securities laws and as a result may not be sold, transferred or otherwise disposed, except pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in each case only in accordance with all applicable securities laws. Each Selling Shareholder agrees that he/she/it has been given an opportunity to seek and obtain independent legal advice as to the resale restrictions applicable in their jurisdiction of residence, and under U.S. securities laws generally. Pubco has not undertaken, and will have no obligation, to register any of the Pubco Shares under the 1933 Act; provided, however, that Pubco will assist in providing legal opinions to the Selling Shareholders at the Selling Shareholders’ cost when the Selling Shareholders may resell their shares under Rule 144 promulgated under the 1933 Act.

2.6      Exemptions. The Selling Shareholders acknowledge that Pubco has advised such Selling Shareholders that Pubco is relying on an exemption from the prospectus and registration requirements of applicable securities legislation in all jurisdictions (the “Applicable Securities Legislation”) relevant to the issuance of the Pubco Shares to each of the Selling Shareholders, and, as a consequence, the Selling Shareholders will not be entitled to certain protections, rights and remedies available under Applicable Securities Legislation, including statutory rights of rescission or damages, and the Selling Shareholders will not receive information that would otherwise be required to be provided to the Selling Shareholders pursuant to applicable securities legislation.

2.7      Canadian Resale Restrictions. The Selling Shareholders acknowledge that Pubco is not a reporting issuer in any province or territory of Canada and accordingly, any applicable hold periods under the Applicable Securities Legislation may never expire, and the Pubco Shares may be subject to resale restrictions for an indefinite period of time. Additionally, the Selling Shareholders acknowledge that resale of any of the Pubco Shares by the Selling Shareholders resident in Canada is restricted except pursuant to an exemption from the Applicable Securities Legislation.

3.      REPRESENTATIONS AND WARRANTIES OF SELLING SHAREHOLDERS

Each of the Selling Shareholders represents and warrants to Pubco, and acknowledges that Pubco is relying upon such representations and warranties, in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by or on behalf of Pubco, as follows:

3.1      Each Selling Shareholder is the registered and beneficial owner of the number of Priveco Shares listed next to his or her name in Column III of the Table set forth in Schedule 1 to this Agreement and each Selling Shareholder has no interest, legal or beneficial, direct or indirect, in any other shares of, or the assets or business of Priveco.

3.2      Schedule 1 to this Agreement contains a true and complete list of each Selling Shareholder’s name and address.

3.3      Each Selling Shareholder has the power and capacity and good and sufficient right and authority to enter into this Agreement on the terms and conditions herein set forth and to transfer the beneficial title and ownership of the Priveco Shares to Pubco.

4.      REPRESENTATIONS AND WARRANTIES OF PUBCO

Pubco represents and warrants to Priveco and the Selling Shareholders and acknowledges that Priveco and the Selling Shareholders are relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by or on behalf of Priveco or the Selling Shareholders, as follows:

4.1      Organization and Good Standing. Pubco is duly incorporated, organized, validly existing and in good standing under the laws of the State of Nevada, and has all requisite corporate power and authority to own, lease and to carry on its business as now being conducted.

4.2      Authority. Pubco has all requisite corporate power and authority to execute and deliver this Agreement and any other document contemplated by this Agreement (collectively, the “Pubco Documents”) to be signed by Pubco and to perform its obligations hereunder and to consummate the Transaction contemplated hereby. The execution and delivery of each of the Pubco Documents by Pubco and the consummation by Pubco of the Transaction contemplated hereby have been duly authorized by its board of directors and no other corporate or shareholder proceedings on the part of Pubco is necessary to authorize such documents or to consummate the Transaction contemplated hereby. This Agreement has been, and the other Pubco Documents when executed and delivered by Pubco as contemplated by this Agreement will be, duly executed and delivered by Pubco and this Agreement is, and the other Pubco Documents when executed and delivered by Pubco, as contemplated hereby will be, valid and binding obligations of Pubco enforceable in accordance with their respective terms, except:

(a)	as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally;

(b)	as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies; and

(c)	as limited by public policy.

4.3      Corporate Records of Pubco. The corporate records of Pubco, as required to be maintained by it pursuant to the Nevada Corporations Code, are accurate, complete and current in all material respects, and the minute book of Pubco is, in all material respects, correct and contains all material records required by the laws of the State of Nevada in regards to all proceedings, consents, actions and meetings of the shareholders and the board of directors of Pubco.

4.4      Validity of Pubco Common Stock Issuable upon the Transaction. The Pubco Shares to be issued to the Selling Shareholders upon consummation of the Transaction in accordance with this Agreement will, upon issuance, have been duly and validly authorized and, when so issued in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable.

5.      CLOSING

5.1      Closing. The Closing shall take place on the Closing Date at the offices of the lawyers for Pubco or at such other location as agreed to by the parties. Notwithstanding the location of the Closing, each party agrees that the Closing may be completed by the exchange of undertakings between the respective legal counsel for Priveco and Pubco, provided such undertakings are satisfactory to each party’s respective legal counsel.

5.2      Closing Deliveries of Priveco and the Selling Shareholders. At Closing, Priveco and the Selling Shareholders will deliver or cause to be delivered the following, fully executed and in the form and substance reasonably satisfactory to Pubco:

(a)	copies of all resolutions and/or consent actions adopted by or on behalf of the board of directors of Priveco evidencing approval of this Agreement and the Transaction;

(b)

if any of the Selling Shareholders appoint any person, by power of attorney or equivalent, to execute this Agreement or any other agreement, document, instrument or certificate contemplated by this agreement, on behalf of the Selling Shareholder, a valid and binding power of attorney or equivalent from such Selling Shareholder;

(c)	share certificates representing the Priveco Shares as required by Section 2.3 of this Agreement; and

(d)	the Priveco Documents and any other necessary documents, each duly executed by Priveco, as required to give effect to the Transaction.

5.3      Closing Deliveries of Pubco. At Closing, Pubco will deliver or cause to be delivered the following, fully executed and in the form and substance reasonably satisfactory to Priveco:

(a)	copies of all resolutions and/or consent actions adopted by or on behalf of the board of directors of Pubco evidencing approval of this Agreement and the Transaction;

(b)	share certificates representing the Pubco Shares to the Selling Shareholders in the amounts as set out in Schedule 1; and

(c)	the Pubco Documents and any other necessary documents, each duly executed by Pubco, as required to give effect to the Transaction;

6.      TERMINATION

6.1      Termination. This Agreement may be terminated at any time prior to the Closing Date contemplated hereby by:

(a)	mutual agreement of Pubco and Priveco;

(b)

Pubco, if there has been a material breach by Priveco or any of the Selling Shareholders of any material representation, warranty, covenant or agreement set forth in this Agreement on the part of Priveco or the Selling Shareholders that is not cured, to the reasonable satisfaction of Pubco, within ten business days after notice of such breach is given by Pubco (except that no cure period will be provided for a breach by Priveco or the Selling Shareholders that by its nature cannot be cured);

(c)

Priveco, if there has been a material breach by Pubco of any material representation, warranty, covenant or agreement set forth in this Agreement on the part of Pubco that is not cured by the breaching party, to the reasonable satisfaction of Priveco, within ten business days after notice of such breach is given by Priveco (except that no cure period will be provided for a breach by Pubco that by its nature cannot be cured); or

(d)	Pubco or Priveco, if any injunction or other order of a governmental entity of competent authority prevents the consummation of the Transaction contemplated by this Agreement.

6.2      Effect of Termination. In the event of the termination of this Agreement as provided in Section 6.1, this Agreement will be of no further force or effect, provided, however, that no termination of this Agreement will relieve any party of liability for any breaches of this Agreement that are based on a wrongful refusal or failure to perform any obligations.

7.      GENERAL

7.1      Effectiveness of Representations; Survival. Each party is entitled to rely on the representations, warranties and agreements of each of the other parties and all such representation, warranties and agreement will be effective regardless of any investigation that any party has undertaken or failed to undertake. The representations, warranties and agreements will survive the Closing Date and continue in full force and effect until two (2) years after the Closing Date.

7.2      Further Assurances and Provision of Information. Each of the parties hereto will co-operate with the others and execute and deliver to the other parties hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out, evidence, and confirm the intended purposes of this Agreement. Additionally, Priveco and the Selling Shareholders acknowledge that under SEC rules Pubco must provide registration level information regarding the business of Priveco and agree to provide such information to Pubco in a timely manner prior to closing, and allow Pubco and its representatives free access to all books, records, and other information of Priveco and to its personnel and advisors.

7.3      Amendment. This Agreement may not be amended except by an instrument in writing signed by each of the parties.

7.4      Expenses. Each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Transaction contemplated hereby, including all fees and expenses of agents, representatives, counsel, and accountants.

7.5      Entire Agreement. This Agreement, the schedules attached hereto and the other documents in connection with this transaction contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior arrangements and understandings, both written and oral, expressed or implied, with respect thereto. Any preceding correspondence or offers are expressly superseded and terminated by this Agreement.

7.6      Notices. All notices and other communications required or permitted under to this Agreement must be in writing and will be deemed given if sent by personal delivery, faxed with electronic confirmation of delivery, internationally-recognized express courier or registered or certified mail (return receipt requested), postage prepaid, to the parties at the addresses set forth on page 1 of this Agreement (or at such other address for a party as will be specified by like notice).

All such notices and other communications will be deemed to have been received:

(a)	in the case of personal delivery, on the date of such delivery;

(b)	in the case of a fax, when the party sending such fax has received electronic confirmation of its delivery;

(c)	in the case of delivery by internationally-recognized express courier, on the business day following dispatch; and

(d)	in the case of mailing, on the fifth business day following mailing.

7.7      Headings. The headings contained in this Agreement are for convenience purposes only and will not affect in any way the meaning or interpretation of this Agreement.

7.8      Benefits. This Agreement is and will only be construed as for the benefit of or enforceable by those persons party to this Agreement.

7.9      Assignment. This Agreement may not be assigned (except by operation of law) by any party without the consent of the other parties.

7.10    Governing Law. This Agreement will be governed by and construed in accordance with the laws of the Province of Alberta, Canada applicable to contracts made and to be performed therein.

7.11    Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

7.12    Gender. All references to any party will be read with such changes in number and gender as the context or reference requires.

7.13      Counterparts. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

7.14      Fax Execution. This Agreement may be executed by delivery of executed signature pages by fax and such fax execution will be effective for all purposes.

7.15      Independent Legal Advice. All Selling Shareholders confirm that they have been given an opportunity to seek and obtain independent legal advice prior to execution of this Agreement and cannot and do not rely on the representations of Pubco or its advisors respecting the legal effects of this Agreement.

7.16      Schedules and Exhibits. The schedules and exhibits are attached to this Agreement and incorporated herein.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

SWAV ENTERPRISES LTD. (a Nevada corporation)

Per:	/s/ Pui Shan Lam
Authorized Signatory
Name: Pui Shan Lam
Title: President

SWAV HOLDINGS INC. (a private Alberta corporation)

Per:	/s/ Pui Shan Lam
Authorized Signatory
Name: Pui Shan Lam
Title: President